FOR IMMEDIATE RELEASE		Exhibit 99.1

Investor / Media Contact: Mel Stephens
(248) 447-1624

Investor Contact:
Joel Elsesser
(248) 447- 5512

Lear Reports Record First Quarter 2017 Results

SOUTHFIELD, Michigan, April 26, 2017 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical systems, today reported record sales and earnings for the first quarter 2017. Highlights include:

•	Sales of $5.0 billion, up 7% from a year ago; up 9% excluding the impact of foreign exchange

•	Net income of $305.8 million, up 23% from $248.4 million in the prior year

•	Core operating earnings of $431.5 million with a margin of 8.6%, up from 8.3% a year ago

•	Earnings per share of $4.35 and adjusted earnings per share of $4.27, up 26% from the prior year

•	Net cash provided by operating activities and free cash flow of $278.9 million and $158.1 million, respectively

•	Increased quarterly cash dividend from $0.30 to $0.50 per share and increased share repurchase authorization to $1 billion

•	Signed a definitive agreement to acquire Grupo Antolin’s seating business

“Our industry-leading cost structure and product capabilities are driving outstanding financial results and market share gains in both product segments,” said Matt Simoncini, Lear’s president and chief executive officer. “We have a record sales backlog that will provide continued profitable sales growth and superior shareholder returns. This year, we celebrate our 100th anniversary, and the Company has never been in a stronger competitive position. I have never been more optimistic about our future.”

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First Quarter Financial Results

(in millions, except per share amounts)

	2017	2016
Reported
Sales	$4,998.5	$4,662.9
Net income	$305.8	$248.4
Earnings per share	$4.35	$3.29
Adjusted (1)
Core operating earnings	$431.5	$386.8
Adjusted net income	$300.1	$256.4
Adjusted earnings per share	$4.27	$3.40

Sales in the first quarter increased 7% to $5.0 billion. Excluding the impact of foreign exchange, sales were up 9%, with growth in all regions. The increase reflects the addition of new business and increased production volumes on key platforms in both of our product segments. Sales for both of our segments were up 7%. Excluding the impact of foreign exchange, sales for our Seating and E-Systems segments were up 9% and 8%, respectively.

Core operating earnings were $431.5 million, or 8.6% of sales, reflecting the increase in sales and favorable operating performance. In the Seating segment, margins and adjusted margins increased 20 basis points to 8.3% and 8.5% of sales, respectively. In the E-Systems segment, margins increased 50 basis points and adjusted margins increased 40 basis points to 14.6% and 14.9% of sales, respectively.

Earnings per share were up 32% to $4.35 per share and include a tax benefit related to a change in the accounting for share-based compensation. Adjusted earnings per share were up 26% to $4.27 per share, reflecting the improved operating earnings, a reduced share count and a lower effective tax rate.

In the first quarter of 2017, net cash provided by operating activities was $278.9 million, and free cash flow was $158.1 million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Increased Share Repurchase Authorization and Dividend

On February 13, 2017, Lear’s Board of Directors authorized an increase in Lear’s share repurchase authorization, bringing the total value of shares that may be repurchased to $1 billion. In addition, the Board increased Lear’s quarterly cash dividend from $0.30 per share to $0.50 per share.

During the first quarter of 2017, Lear repurchased approximately 0.9 million shares of its common stock for a total of $127 million. As of the end of the first quarter, Lear had a remaining share repurchase authorization of $873 million, which expires on December 31, 2019, and reflects approximately 9% of Lear’s total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, Lear has repurchased 42.0 million shares of its common stock for a total of $3.2 billion at an average price of $75.96 per share. This represents a reduction of approximately 40% of our shares outstanding at the time that we began the program.

Acquisition of Grupo Antolin’s Seating Business

On February 6, 2017, Lear signed a definitive agreement to acquire Grupo Antolin’s seating business, which is headquartered in France with operations in five countries in Europe and North Africa. Grupo Antolin’s seating business is comprised of just-in-time seat assembly, seat structures & mechanisms and seat covers, and is well positioned among the largest European automakers, including Daimler, Peugeot Citroen, Renault Nissan and Volkswagen. Grupo Antolin’s seating business has an experienced management team, modern facilities and a reputation for lean manufacturing, superior quality and innovation, including high-functionality and light weight seat designs. We believe that Grupo Antolin’s capabilities are an excellent complement to Lear’s existing seating business.

The transaction is expected to close in the second quarter of 2017.

Full Year 2017 Financial Outlook

Lear’s 2017 financial outlook is unchanged from the prior outlook. The current outlook is based on industry vehicle production assumptions of 17.6 million units in North America, down 1% from the prior year, 22.8 million units in Europe and Africa, up 2% from the prior year, and 26.3 million units in China, up 2% from the prior year. Lear’s financial outlook is based on an average full year exchange rate of $1.05/Euro.

Sales in 2017 are expected to be approximately $19.5 billion, and core operating earnings are expected to be about $1.6 billion. Net cash provided by operating activities is estimated to be $1.6 billion, and capital spending is expected to be $550 million, resulting in free cash flow in excess of $1.0 billion.

The Company’s effective tax rate on an adjusted basis is expected to be approximately 26%. Adjusted net income is expected to be approximately $1.1 billion.

Pretax operational restructuring costs are estimated to be $65 million, and depreciation and amortization expense is estimated to be $385 million.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Webcast Information

Lear will webcast a conference call to review the Company’s first quarter 2017 financial results and related matters on April 26, 2017, at 9:00 a.m. Eastern Time, through the investor relations link at http://ir.lear.com/. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until May 10, 2017, with a Conference I.D. of 19652648.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, and gains and losses on the disposal of fixed assets. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear Corporation (NYSE: LEA) was founded in Detroit in 1917 as American Metal Products. In 2017, the Company will celebrate its 100th year anniversary. Lear is one of the world’s leading suppliers of automotive seating systems and electrical distribution systems (E-Systems). Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 150,000 employees located in 37 countries. Lear currently ranks #154 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at http://www.lear.com or follow us on Twitter @LearCorporation.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	April 1,	April 2,
	2017	2016
Net sales	$4,998.5	$4,662.9
Cost of sales	4,416.0	4,127.2
Selling, general and administrative expenses	155.7	149.0
Amortization of intangible assets	10.1	13.2
Interest expense	20.8	21.1
Other expense, net	3.7	8.5

Consolidated income before income taxes and equity in net income of affiliates	392.2	343.9
Income taxes	89.1	98.2
Equity in net income of affiliates	(15.4)	(16.8)

Consolidated net income	318.5	262.5
Net income attributable to noncontrolling interests	12.7	14.1

Net income attributable to Lear	$305.8	$248.4

Diluted net income per share attributable to Lear	$4.35	$3.29

Weighted average number of diluted shares outstanding	70.3	75.5

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	April 1,	December 31,
	2017	2016
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,209.7	$1,271.6
Accounts receivable	3,308.8	2,746.5
Inventories	1,067.8	1,020.6
Other	642.6	610.6

	6,228.9	5,649.3

Long-Term:
PP&E, net	2,070.7	2,019.3
Goodwill	1,129.4	1,121.3
Other	1,171.5	1,110.7

	4,371.6	4,251.3

Total Assets	$10,600.5	$9,900.6

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$10.2	$8.6
Accounts payable and drafts	3,043.0	2,640.5
Accrued liabilities	1,538.7	1,497.6
Current portion of long-term debt	38.8	35.6

	4,630.7	4,182.3

Long-Term:
Long-term debt	1,889.0	1,898.0
Other	617.3	627.4

	2,506.3	2,525.4

Equity	3,463.5	3,192.9

Total Liabilities and Equity	$10,600.5	$9,900.6

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	April 1,	April 2,
	2017	2016
Net Sales
North America	$1,989.2	$1,926.1
Europe and Africa	1,915.4	1,827.7
Asia	923.3	817.4
South America	170.6	91.7

Total	$4,998.5	$4,662.9

Content per Vehicle [1]
North America	$435	$425
Europe and Africa	$316	$315
Free Cash Flow [2]
Net cash provided by (used in) operating activities	$278.9	$288.6
Capital expenditures	(120.8)	(88.1)

Free cash flow	$158.1	$200.5

Depreciation and Amortization	$96.9	$90.2
Diluted Shares Outstanding at end of Quarter [3]	69,481,327	74,227,995
Core Operating Earnings [2]
Net income attributable to Lear	$305.8	$248.4
Interest expense	20.8	21.1
Other expense, net	3.7	8.5
Income taxes	89.1	98.2
Equity in net income of affiliates	(15.4)	(16.8)
Net income attributable to noncontrolling interests	12.7	14.1

Pretax income before equity income, interest and other expense	416.7	373.5
Restructuring costs and other special items -
Costs related to restructuring actions	8.8	11.7
Acquisition costs	1.6	—
Acquisition-related inventory fair value adjustment	1.7	—
Other	2.7	1.6

Core operating earnings	$431.5	$386.8

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$305.8	$248.4
Restructuring costs and other special items -
Costs related to restructuring actions	8.8	11.7
Acquisition costs	1.6	—
Acquisition-related inventory fair value adjustment	1.7	—
Other	1.3	1.3
Tax impact of special items and other net tax adjustments [4]	(19.1)	(5.0)

Adjusted net income attributable to Lear	$300.1	$256.4

Weighted average number of diluted shares outstanding	70.3	75.5

Diluted net income per share attributable to Lear	$4.35	$3.29

Adjusted earnings per share	$4.27	$3.40

[1]	Content per Vehicle for 2016 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	April 1,	April 2,
	2017	2016
Adjusted Segment Earnings
Seating
Net sales	$3,868.0	$3,602.0

Segment earnings	$320.3	$291.6
Costs related to restructuring actions	6.7	7.2
Acquisition-related inventory fair value adjustment	1.7	—

Adjusted segment earnings	$328.7	$298.8

Adjusted segment margins	8.5%	8.3%

E-Systems
Net sales	$1,130.5	$1,060.9

Segment earnings	$164.9	$149.8
Costs related to restructuring actions	2.0	2.9
Other	1.2	1.2

Adjusted segment earnings	$168.1	$153.9

Adjusted segment margins	14.9%	14.5%